Exhibit 15.4 Gaffney, Cline & Associates, Inc. 1300 Post Oak Blvd., Suite 1000 Houston, TX 77056 Telephone: +1 713 850 9955 www.gaffney-cline.com

DKM/gjh/C2048.00/gcah.172.12	April 19, 2012

Board of Directors

Ecopetrol, S. A.

Edificio Principal

Cr 13 No.36-24

Bogota, Colombia

Consent of Independent Petroleum Engineers

Gentlemen:

As independent reserve engineers for Ecopetrol S.A., Gaffney, Cline & Associates hereby consents to the references to our firm included in Ecopetrol S.A.’s annual report on Form 20-F for the year ended December 31, 2011 (the “Annual Report), and to the inclusion of our report entitled “Reserve Audit for Forty Five Fields in Colombia as well as Ecopetrol’s Participation in SAVIA S.A.” dated February 07, 2012 (our “Report”) as Exhibit 99.2 to the Annual Report, as well as to the incorporation by reference of this consent and our Report into Ecopetrol S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on February 12, 2010.

Yours sincerely,

GAFFNEY, CLINE & ASSOCIATES, INC.

David K. Morgan

Principal – Petroleum Engineering